Exhibit 11.0
------------

                                       Statement Regarding Computation Of Earnings Per Share
                                                             (Unaudited)
                                         (In thousands, except share and per share amounts)

                                                             Three Months Ended                       Nine Months Ended
                                                             ------------------                       -----------------
                                                              September 30,2003                       September 30,2002
                                                              -----------------                       -----------------
                                                              2003          2002                      2003          2002
                                                              ----          ----                      ----          ----
Net income available to
   common shareholders                                   $     794     $     676               $     2,374   $     2,193
                                                               ---           ---                     -----         -----

Total weighted average
   common shares outstanding                             1,481,347     1,446,226                 1,467,496     1,444,307
                                                         ---------     ---------                 ---------     ---------


Basic earnings per common share                          $     .54     $     .47               $      1.62   $      1.52
                                                               ===           ===                      ====          ====

Total weighted average
   common shares outstanding                             1,481,347     1,446,226                 1,467,496     1,444,307

Dilutive effect of stock options using
   the treasury stock method                                74,384        57,235                    69,969        47,731
                                                            ------        ------                    ------        ------

Total average common and common
   equivalent shares                                     1,555,731     1,503,461                 1,537,465     1,492,038
                                                         ---------     ---------                 ---------     ---------

Diluted earnings per common share                      $       .51     $     .45               $      1.54   $      1.47
                                                               ===           ===                      ====          ====




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